SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Filing: June 28, 1996 (Event: June 13, 1996)



                                Maxtor Corporation
             -----------------------------------------------------
           (Exact name of registrant as specified in its charter)

       Delaware                        0-14016              77-0123732
- ----------------------------         ------------       -------------------
(State or other jurisdiction         (Commission         (I.R.S. Employer
of incorporation)                    File Number)       Identification No.)

         211 River Oaks Parkway, San Jose, CA               95134
        --------------------------------------           ----------
       (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:  (408) 432-1700
                                                     ---------------


                                   Not Applicable
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 2.    Disposition of Assets

In November 1994, Maxtor Corporation ("the Company") formed a new wholly-owned subsidiary, IMS International Manufacturing Services, Ltd. (IMS), whose primary business is contract manufacturing for electronic original equipment manufacturers (OEMs). The Company's printed circuit board (PCB) assembly plant in Hong Kong formed the foundation of these operations, and a second plant was added in Thailand in May 1995. In early June 1996, the Company reorganized all of these operations under a wholly-owned Delaware subsidiary, International Manufacturing Services, Inc. (IMS). IMS supplies the Company and a variety of external customers with PCB assemblies, sub-assemblies and fully integrated box-build products.

On June 13, 1996, Oak Investment Partners, Prudential Equity Investors and certain members of the IMS management team (collectively, "Buyer") purchased a majority interest in IMS from the Company.

Under the terms of the Recapitalization and Redemption Agreements (the "Agreements") between the Company and the Buyer, on the closing, the Company received $25,000,000 in cash, $20,000,000 aggregate in principal amount of Senior Subordinated Notes (including a $4,300,000 existing note previously treated as equity of IMS which was converted to interest-bearing debt) with a combined effective interest rate of 7% and a warrant to purchase 2% of IMS equity, which is exercisable upon occurrence of certain future events. In addition, the Company retained a 23.5% (19.9% on a fully diluted basis) equity interest in IMS.

The Agreements are included as Exhibits 1 and 2, herewith. Pursuant to the Agreements, the Company made various representations and warranties as to itself and IMS and has agreed to indemnify Buyer for any breaches thereof. Generally, in the event that losses from such breaches when aggregated exceed $500,000, Buyer shall be entitled to indemnification for all losses, including the first $500,000 up to a maximum total of $17,500,000, provided that tax and environmental representations are not subject to the liability limit. In addition, the Company entered into a Manufacturing Services Agreement with IMS (attached hereto as Exhibit 3) under which IMS agrees to supply and the Company agrees to purchase certain volumes of products over a three year period.



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired

           Not applicable

(b)    Pro Forma Financial Information

The following unaudited pro forma consolidated balance sheet on page 3 sets forth the estimated effect on the company as if the sale occurred on March 30, 1996, and is based on the Company's historical condensed consolidated balance sheet as of March 30, 1996. The unaudited pro forma condensed consolidated statement of operations on page 4 sets forth the estimated effect on the Company as if the sale occurred on March 26, 1995, and is based upon the Company's historical consolidated statement of operations for the year ended March 30, 1996. This unaudited pro forma information has been prepared using the assumptions set forth in the notes to pro forma condensed consolidated financial statements on page 5.

The unaudited pro forma consolidated financial statements do not purport to represent the Company's actual financial condition or results of operations had such sale actually been made on the dates indicated, nor do they project the Company's financial position or results of operations for any future dates or periods. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and with the historical financial statements of the Company as of and for the period ended March 30, 1996.


MAXTOR CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

As of March 30, 1996
(In thousands)
- -----------------------------------------------------------------------------
                                              Less    Pro forma    Pro forma
ASSETS                          Historical    IMS     Adjustments   Adjusted
- -----------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents      $  52,794  $     -   $  25,000 (b)$  77,794

  Accounts receivable, net         121,818   24,364                   97,454
  Accounts receivable from
       affiliates                    4,426      547                    3,879
  Inventories                      155,935   45,009                  110,926
  Prepaid expenses and other        11,642    1,264         (42)(c)   10,336
- -----------------------------------------------------------------------------
        Total current assets       346,615   71,184      24,958      300,389
Net property, plant and equipment   88,162   10,822                   77,340
Equity investment in IMS                 -        -      17,776 (a)
                                                        (17,776)(b)        -

Other assets                         7,710      728       4,300 (a)
                                                         15,700 (b)
                                                        (20,000)(b)    6,982
                                 $ 442,487 $ 82,734   $  24,958    $ 384,711

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Short-term borrowings       $ 110,595 $    795                $ 109,800
     Short-term borrowings due
           to affiliates            65,000        -                   65,000
     Accounts payable              160,102   45,618                  114,484
     Accounts payable to affiliates  8,656    8,531                      125
     Income taxes payable            7,499    1,145                    6,354
     Accrued payroll and
           payroll-related expenses 16,727    2,246                   14,481
     Accrued warranty               23,751      311                   23,440
     Accrued expenses               18,934    1,004         340(c)    18,270
     Long-term debt and capital lease obligations
           due within one year       1,879      708                    1,171
- ----------------------------------------------------------------------------
Total current liabilities          413,143   60,358         340      353,125
Long-term debt and capital lease obligations
           due after one year      100,181        -                  100,181
Deferred tax liabilities               300      300                        -
Stockholders' equity:
    Preferred stock                      -        -                        -
    Class A common stock                 -        -                        -
    Common stock                         -        -                        -
    Additional paid-in capital     335,599    8,811       8,811(a)   335,599
    Accumulated earnings (deficit)(406,736)  13,265      13,265(a)
                                                          2,542(b,c)(404,194)
- -----------------------------------------------------------------------------
        Total stockholders'
            equity (deficit)       (71,137)  22,076      24,618      (68,595)
                                 $ 442,487  $82,734    $ 24,958    $ 384,711

See notes to unaudited pro forma condensed consolidated financial statement

MAXTOR CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

For the Year Ended March 30, 1996
(In thousands, except per share amounts)

- -----------------------------------------------------------------------------
                                               Less    Pro forma    Pro forma
                                 Historical    IMS    Adjustments    Adjusted
- -----------------------------------------------------------------------------

Revenue                        $ 1,268,998  $409,695   $367,219(d)$1,226,522
Cost of revenue                  1,196,305   395,808    367,219(d) 1,167,716
- -----------------------------------------------------------------------------
Gross margin                        72,693    13,887                  58,806
- -----------------------------------------------------------------------------
Operating expenses:
    Research and development        94,717         -                  94,717
    Selling, general and
              administrative        82,775     5,380                  77,395
    Restructuring and other          4,460         -                   4,460
- -----------------------------------------------------------------------------
Total operating expenses           181,952     5,380                 176,572
- -----------------------------------------------------------------------------
Income (loss) from operations     (109,259)    8,507                (117,766)
Interest expense                   (11,849)     (105)                (11,744)
Interest income                      1,169        41                   1,128
- -----------------------------------------------------------------------------
Income (loss) before income taxes (119,939)    8,443                (128,382)
Provision for income taxes           2,826     1,858                     968
- -----------------------------------------------------------------------------
Net income (loss)              $  (122,765)  $ 6,585             $  (129,350)
=============================================================================


Net loss per share                  $(2.97)                           $(3.13)

Shares used in computing net
    loss per share                  41,354                            41,354


See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO (Unaudited) PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Historically, the IMS operations assembled printed circuit boards for use by the Company in its manufacture of disk drives. As such, the sale of IMS was accounted for as the sale of a portion of a segment of a business.

As a result of the transaction, the IMS consolidated financial position at June 30, 1996 will reflect a stockholders' deficit of approximately $10 million. Therefore, the Company has written down its remaining equity interest in IMS to zero. In addition, given the stockholder deficit of IMS and due to the subordination of the Company's note receivable from IMS to bank debt of IMS, combined with certain specified conditions which must be achieved before any payment of principal will occur, the Company has fully reserved its notes from IMS.

For purposes of the accompanying unaudited pro forma condensed consolidated statement of operations, revenue and expense amounts related to the transition activities, discussed on page 2, have not been included as such activities are not considered to be continuing in nature. Due to the Company's significant available net operating losses for tax purposes, any tax expense resulting from the gain would be offset by utilizing net operating loss, therefore, no adjustment of tax expense has been reflected in the accompanying unaudited pro forma statement of operations.

The  following notes describe the unaudited pro forma adjustments included  in
the   accompanying  unaudited  pro  forma  condensed  consolidated   financial
statements.

(a) To reflect the Company's current investment in IMS which has been eliminated in the historical consolidated financial statements.

(b) To record the net gain and sale of the majority interest in IMS before transaction costs, to write down the Company's remaining equity investment in IMS and to fully reserve the notes receivable from IMS :

       Proceeds from sales of stock
           (net of $4,300,000 equity converted to senior subordinated debt)
                Cash                             $25,000,000
                Notes                            $15,700,000
       Less:    Book value of investment in IMS  (17,776,000)
                Reserve on notes receivable      (20,000,000)
                                                 ------------
       Gain, before transaction costs           $  2,924,000
                                                 ============

(c) To accrue additional costs incurred in the transaction ($340,000) and to expense costs incurred through March 30, 1996 ($42,000) against the proceeds from redemption of stock.

(d) To adjust revenue for the impact of deducting total IMS sales, which included intercompany sales to Maxtor, from consolidated balances.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS - (Continued)

(c)  Exhibits

      1.    Recapitalization   Agreement  among  the  Company,   International
Manufacturing Services, Incorporated and certain investors, dated as of May 21, 1996

      2.    Redemption   Agreement  between  the  Company  and   International
Manufacturing Services, Incorporated dated as of May 21, 1996

    3. Manufacturing Services Agreement between the Company and International Manufacturing Services, Incorporated dated as of June 13, 1996*

    * Confidential treatment has been requested for portions of this document.




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Maxtor Corporation

                    By:  /s/ Nathan Kawaye
                       -------------------
                       Nathan Kawaye
                       Vice President, Finance, and Chief Financial Officer

Dated:  June 28, 1996